As filed with the Securities and Exchange Commission on May 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

234 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices) (Zip code)

2014 Equity Incentive Plan

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Vlad Coric, M.D.

Chief Executive Officer

Biohaven Pharmaceutical Holding Company Ltd.

234 Church Street

New Haven, Connecticut 06510

(203) 404-0410

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Darren K. DeStefano

Brian F. Leaf

Cooley LLP

11951 Freedom Drive

Reston, VA 20190

(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, no par value	12,849,968 shares	$4.99 – $21.405	$194,638,811	$22,559

(1)             Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of the additional Common Shares, no par value (the “Common Shares”) of the Registrant that become issuable under the 2014 Equity Incentive Plan, as amended (the “2014 Plan”), the 2017 Equity Incentive Plan (the “2017 Plan”) and the 2017 Employee Share Purchase Plan (the “2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)             Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act.  The offering price per share and the aggregate offering price are based upon (a) $4.99, which is the weighted-average exercise price for outstanding options granted under the 2014 Plan and (b) $21.405, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 22, 2017. The chart below details the calculations of the registration fee.

Securities	Number of Shares		Offering Price Per Share (2)		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2014 Plan	4,898,858	(3)	$4.99	(2)(a)	$24,445,301
Shares reserved for future grant under the 2017 Plan	7,611,971	(4)	$21.405	(2)(b)	$162,934,239
Shares reserved for future grant under the 2017 ESPP	339,139		$21.405	(2)(b)	$7,259,270

(3)             Represents Common Shares reserved for issuance upon the exercise of outstanding options granted under the 2014 Plan.  The 2014 Plan has been terminated and no further options or awards will be made pursuant to the 2014 Plan.  The 372 shares remaining available for future issuance under the 2014 Plan when the 2017 Plan became effective (the “2014 Plan Pool”), and any shares subject to outstanding options or other awards under the 2014 Plan that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Registrant or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award (the “2014 Plan Returning Shares”), will become available for issuance pursuant to awards granted under the 2017 Plan.  See footnote 4 below.

(4)             Represents Common Shares which may be issued under the 2017 Plan, which consists of the sum of (i) 2,712,741 shares reserved for issuance upon adoption of the 2017 Plan, (ii) the 2014 Plan Pool and (iii) up to a maximum of 4,898,858 shares representing the 2014 Plan Returning Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.                                                PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.                                                REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Biohaven Pharmaceutical Holding Company Ltd. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)                                 The Registrant’s prospectus dated May 3, 2017 filed pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-217214), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)                                 The description of the Registrant’s Common Shares, which is contained in the Registrant’s Registration Statement on Form 8-A filed on May 1, 2017 (File No. 001-38080) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2017.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                DESCRIPTION OF SECURITIES

See the description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-217214).

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the British Virgin Islands. The Registrant has adopted amended memorandum and articles of association, which contain provisions that limit the liability of the Registrant’s directors for monetary damages to the fullest extent permitted by British Virgin Islands law.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal.

The amended memorandum and articles of association provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The amended memorandum and articles of association also provides that the Registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended memorandum and articles of association also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers that may be broader than the specific indemnification provisions contained under British Virgin Islands law. These indemnification agreements will require the Registrant, among other things, to indemnify the Registrant’s directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. The Registrant believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended memorandum and articles of association and in indemnification agreements that the Registrant entered into with the Registrant’s directors and executive officers may discourage shareholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against The Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other shareholders. Further, a shareholder’s investment may be harmed to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant are not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors, officers, employees or other agents or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7.                                                EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                                                EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2017).

4.2	2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 7, 2017).

4.3

Form of Share Option Agreement under 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 7, 2017).

4.4	2017 Equity Incentive Plan (filed herewith).

4.5

Form of Share Option Grant Notice and Share Option Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 24, 2017).

4.6

Form of Restricted Share Unit Grant Notice and Restricted Share Unit Award Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 24, 2017).

4.7	2017 Employee Share Purchase Plan (filed herewith).

5.1	Opinion of Maples and Calder as to legality.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

ITEM 9.                                                UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 22nd day of May, 2017.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By:	/s/ Vlad Coric
Vlad Coric, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Vlad Coric his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vlad Coric	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2017
Vlad Coric, M.D.

/s/ James Engelhart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2017
James Engelhart

/s/ Declan Doogan		May 22, 2017
Declan Doogan, M.D.	Chairman of the Board of Directors

Gregory H. Bailey, M.D.	Director

/s/ John W. Childs		May 22, 2017
John W. Childs	Director

Albert Cha, M.D., Ph.D.	Director

/s/ Eric Aguiar		May 22, 2017
Eric Aguiar, M.D.	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2017).

4.2	2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 7, 2017).

4.3

Form of Share Option Agreement under 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 7, 2017).

4.4	2017 Equity Incentive Plan (filed herewith).

4.5

Form of Share Option Grant Notice and Share Option Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214) filed with the Commission on April 24, 2017).

4.6

Form of Restricted Share Unit Grant Notice and Restricted Share Unit Award Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 24, 2017).

4.7	2017 Employee Share Purchase Plan (filed herewith).

5.1	Opinion of Maples and Calder as to legality.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).